FOR IMMEDIATE RELEASE
                           January 28, 2004


NORFOLK SOUTHERN REPORTS FOURTH-QUARTER AND 2003 RESULTS


For the fourth quarter of 2003:

     -    Railway operating revenues increased six percent to a record
          $1.68 billion.
     -    Net income was $52 million, or $0.13 per diluted share.
     - Net income included two charges: 1) $66 million, or $0.17 per share for the cost of the voluntary separation program; and 2) $53 million or $0.13 per share for the write down of certain telecommunications assets. The two charges reduced net income by $119 million, or $0.30 per diluted share. Excluding the effect of these items, fourth-quarter net income would have been $171 million, or $0.43 per share.

For the year 2003:

     - Railway operating revenues increased three percent to a record $6.5 billion.
     -    Net income was $535 million, or $1.37 per diluted share.


NEW YORK, N.Y. - Norfolk Southern Corporation (NYSE: NSC) today reported fourth-quarter net income of $52 million, or $0.13 per diluted share, impacted by two significant charges - a $66 million or $0.17 per share after-tax charge for a voluntary separation program and a $53 million or $0.13 per share after-tax charge to recognize the impaired value of certain telecommunications assets. Excluding the effects of these items, fourth-quarter net income would have been $171 million, or $0.43 per share, compared with net income of $129 million or $0.33 per diluted share, in the fourth quarter of 2002.

	"We are pleased with fourth-quarter results, which were substantially better than a year ago, demonstrating success at growing our revenue base and improving productivity," said David
R. Goode, chairman, president and chief executive officer.

     Net income for 2003 was $535 million, or $1.37 per share, and included a $114 million, or $0.29 per share, gain largely due to a required change in accounting for the cost of removing railroad crossties, a $10 million, or $0.03 per share, gain from discontinued operations resulting from the 1998 sale of a former motor carrier subsidiary, and the two fourth quarter after-tax charges. Excluding the effect of all four of these items, net income for the year would have been $530 million or $1.35 per share.

     Railway operating revenues were the highest of any quarter and year in Norfolk Southern's history. Fourth-quarter revenues were $1.68 billion, up six percent compared with the same period a year earlier. For the year, revenues rose to $6.5 billion, three percent higher compared with 2002 results.

     Fourth-quarter general merchandise revenues improved five percent to $956 million compared to the same period of 2002 and set a quarterly record. All of the market groups reported gains, led by metals and construction and agriculture. For the year, general merchandise revenues were $3.7 billion, up two percent compared with 2002, and established an annual record.

     Intermodal revenues posted records for both the quarter and the year. In the fourth quarter, revenues climbed to $335 million, up nine percent compared to the same period a year earlier. For the year, intermodal revenues were $1.2 billion, up five percent compared to 2002.

     Coal revenues increased seven percent in the fourth quarter to $385 million, benefiting primarily from favorable developments in the coal rate reasonableness proceedings in which two utilities challenged tariff rates in place since early 2002. For the year, coal revenues rose four percent compared to 2002 to $1.5 billion.


     Railway operating expenses in the quarter were $1.5 billion, a 12 percent increase compared to fourth quarter 2002, primarily as a result of the $107 million charge for the voluntary separation program. For the year, railroad operating expenses were $5.4 billion, an increase of six percent compared to the same period a year earlier, again reflecting the charge for the fourth quarter voluntary separation program.

     For the quarter, the railway operating ratio increased to 86.6 percent compared with 81.8 percent in the same period of 2002. For the year, the operating ratio increased to 83.5 percent, compared with 81.5 percent a year earlier. Without the cost of the voluntary separation program, the fourth-quarter ratio would have been 80.3 percent and the ratio for the year would have been 81.9 percent.

     Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the most extensive intermodal network in the East and is the nation's largest rail carrier of automotive parts and finished vehicles.

                                 ###


For further information contact:
	(Media) Bob Fort, 757-629-2710
	(Investors) Leanne McGruder, 757-629-2861











----------------------------------------------------------------------




                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                   Three Months Ended
                                                        Dec. 31,
                                                   ------------------
                                                    2003        2002
                                                    ----        ----
Railway operating revenues:
  Coal                                           $    385    $    361
  General merchandise                                 956         914
  Intermodal                                          335         306
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                1,676       1,581
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits (note 1)                  683         513
  Materials, services and rents                       344         368
  Conrail rents and services                          105          96
  Depreciation                                        129         130
  Diesel fuel                                          97          96
  Casualties and other claims                          39          42
  Other                                                55          48
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                1,452       1,293
                                                  -------     -------

     Income from railway operations                   224         288

Other income - net (note 2)                           (38)         26
Interest expense on debt                             (124)       (128)
                                                  -------     -------
     Income before income taxes                        62         186

Provision for income taxes:
  Current                                              (6)         18
  Deferred                                             16          39
                                                  -------     -------
    Total income taxes                                 10          57
                                                  -------     -------
    NET INCOME                                   $     52    $    129
                                                  =======     =======

Earnings per share:
  Basic and diluted                              $   0.13    $   0.33

Average shares outstanding (000's)                390,357     388,876

See notes to consolidated financial statements.

---------------------------------------------------------------

                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                       Years Ended
                                                         Dec. 31,
                                                    -----------------
                                                    2003         2002
                                                    ----         ----
Railway operating revenues:
  Coal                                           $  1,500    $  1,441
  General merchandise                               3,729       3,648
  Intermodal                                        1,239       1,181
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                6,468       6,270
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits (note 1)                2,275       2,022
  Materials, services and rents                     1,427       1,457
  Conrail rents and services                          419         412
  Depreciation                                        513         515
  Diesel fuel                                         380         342
  Casualties and other claims                         181         171
  Other                                               209         193
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                5,404       5,112
                                                  -------     -------

     Income from railway operations                 1,064       1,158

Other income - net (note 2)                            19          66
Interest expense on debt                             (497)       (518)
                                                  -------     -------
     Income from continuing operations before
      income taxes and accounting changes             586         706

Provision for income taxes:
  Current                                              43          68
  Deferred                                            132         178
                                                  -------     -------
    Total income taxes                                175         246
                                                  -------     -------

     Income from continuing operations
      before accounting changes                       411         460

Discontinued operations - taxes on sale
 of motor carrier (note 3)                             10          --

Cumulative effect of changes in accounting
 principles, net of taxes (note 4)                    114          --
                                                  -------     -------

    NET INCOME                                   $    535    $    460
                                                  =======     =======

Earnings per share (basic and diluted):
  Income from continuing operations before
   accounting changes                            $   1.05    $   1.18
  Discontinued operations (note 3)                   0.03          --
  Cumulative effect of changes
   in accounting (note 4)                            0.29          --
                                                  -------     -------
    Net Income                                   $   1.37    $   1.18
                                                  =======     =======

Average shares outstanding (000's)                389,788     388,213

See notes to consolidated financial statements.

------------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                               Dec. 31,       Dec. 31,
                                               -------        -------
                                                2003            2002
                                                ----            ----
ASSETS
Current assets:
  Cash and cash equivalents                 $    284         $    184
  Accounts receivable - net (note 5)             695              683
  Materials and supplies                          92               97
  Deferred income taxes                          189              187
  Other current assets                           165              148
                                             -------          -------
    Total current assets                       1,425            1,299

  Investment in Conrail                        6,259            6,178

  Properties less accumulated depreciation    11,779           11,370

  Other assets                                 1,133            1,109
                                             -------          -------
    TOTAL ASSETS                            $ 20,596         $ 19,956
                                             =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    948         $    908
  Income and other taxes                         199              269
  Due to Conrail                                  81               86
  Other current liabilities                      213              232
  Current maturities of long-term debt           360              358
                                             -------          -------
    Total current liabilities                  1,801            1,853

Long-term debt                                 6,800            7,006

Other liabilities                              1,071            1,029

Due to Conrail                                   716              513

Minority interests                                 9               45

Deferred income taxes                          3,223            3,010
                                             -------          -------
    TOTAL LIABILITIES                         13,620           13,456
                                             -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value         412              410
  Additional paid-in capital                     521              481
  Unearned restricted stock                       (5)              --
  Accumulated other comprehensive loss           (44)             (65)
  Retained income                              6,112            5,694
                                             -------          -------
                                               6,996            6,520
  Less treasury stock at cost,
   21,016,125 shares and
   21,169,125 shares, respectively               (20)             (20)
                                             -------          -------
    TOTAL STOCKHOLDERS' EQUITY                 6,976            6,500
                                             -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                   $ 20,596         $ 19,956
                                             =======          =======
See notes to consolidated financial statements.

------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flows
                              (Unaudited)
                              ($ millions)


                                                      Years Ended Dec. 31,
                                                   --------------------------
                                                      2003           2002
                                                      ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $  535         $  460
  Reconciliation of net income to
   net cash provided by operating activities:
    Net cumulative effect of changes in
     accounting principles (note 4)                   (114)            --
    Depreciation                                       528            529
    Deferred income taxes                              132            178
    Equity in earnings of Conrail                      (58)           (54)
    Gains on properties and investments                (45)           (47)
    Income from discontinued operations (note 3)       (10)            --
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable (note 5)                    (12)          (208)
       Materials and supplies                            5             (7)
       Other current assets                             (4)             1
       Current liabilities other than debt             (25)            35
       Other - net                                     122            (84)
                                                   -------        -------
        Net cash provided by operating activities    1,054            803

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                  (720)          (689)
  Property sales and other transactions                 78             31
  Investments, including short-term                   (106)           (78)
  Investment sales and other transactions              108             63
                                                   -------        -------
        Net cash used for investing activities        (640)          (673)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                           (117)          (101)
  Common stock issued - net                             13             42
  Redemption of minority interest                      (43)            --
  Proceeds from borrowings (note 6)                    261            672
  Debt repayments                                     (428)          (763)
                                                   -------        -------
        Net cash used for financing activities        (314)          (150)
                                                   -------        -------
        Net increase (decrease) in cash and
          cash equivalents                             100            (20)

CASH AND CASH EQUIVALENTS:
  At beginning of year                                 184            204
                                                   -------        -------
  At end of year                                  $    284       $    184
                                                   =======        =======

SUPPLEMENTAL DISCLOSURES OF CASH-FLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)         $    510        $   525
    Income taxes                                  $     93        $    54

See notes to consolidated financial statements.

-----------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:
 1.	VOLUNTARY SEPARATION -
	Fourth-quarter 2003 results included $107 million of costs related to a voluntary separation program, which reduced net income by $66 million, or 17 cents per share. Through the program, 553 nonagreement employees were separated from service, of which 314 retired under NS' retirement plan. The costs include
        $66 million for separation payments and other benefits of the program and $41 million of costs related to the pension and other postretirement benefit plans.

2.	ASSET IMPAIRMENT -
	Fourth-quarter 2003 results included an $84 million charge to recognize the impaired value of certain telecommunications assets, which reduced net income by $53 million, or 13 cents per share.
        As a result of a deterioration in the long-term prospects for these assets, an updated appraisal obtained in the fourth quarter indicated a significant decline in their value.

3.	DISCONTINUED OPERATIONS -
	First-quarter 2003 results included an additional after-tax gain of $10 million, or 3 cents per share, related to the 1998 sale of NS' motor carrier subsidiary, North American Van Lines, Inc.
        This non-cash gain resulted from the resolution of tax issues related to the transaction.

4.	CHANGES IN ACCOUNTING PRINCIPLES -
	NS adopted Financial Accounting Standards Board (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
        143), effective Jan. 1, 2003, and recorded a $110 million net adjustment ($182 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to SFAS No. 143, the cost to remove crossties must be recorded as an expense when incurred; previously these removal costs were accrued as a component of depreciation. This change in accounting lowered 2003 depreciation expense (because the depreciation rate for crossties no longer reflects costs to remove) and increased compensation and benefits expenses (for the costs to remove retired assets). The net effect on total railway operating expenses and net income was not material.

        NS also adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), effective Jan. 1, 2003, and recorded a $4 million net adjustment ($6 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to FIN No. 46, NS has consolidated a special-purpose entity that leases certain locomotives to NS.
        This entity's assets and liabilities at Jan. 1, 2003, included $169 million of locomotives and $157 million of debt related to their purchase, as well as a $6 million minority interest liability. This change in accounting increased depreciation and interest expense in 2003 (to reflect the locomotives as owned assets) and lowered lease expense. The net effect on total railway operating expenses and net income was not material.

5.	SALES OF ACCOUNTS RECEIVABLE -
	A bankruptcy-remote special purpose subsidiary of NS sells without recourse undivided ownership interests in a pool of accounts receivable. Accounts receivable sold under this arrangement, and therefore not included in "Accounts receivable
        - net" on the Consolidated Balance Sheets, were $0 at Dec. 31, 2003, and $30 million at Dec. 31, 2002.

6.	PAYMENTS TO CONRAIL -
	Payments made to Conrail reduce NS' "Net cash provided by operating activities." A significant portion of these payments is borrowed back from a Conrail subsidiary. The net borrowings are included in NS' "Net cash used for financing activities" and totaled $203 million in 2003 and $212 million in 2002.